Exhibit 99.3

Polar Power, Inc. Announces Closing of Public Offering

Gardena, CA, December 5, 2023 – Polar Power, Inc. (Nasdaq: POLA) (“Polar Power” or the “Company”), a technology company that designs, manufactures and sells direct current, or DC, power systems, lithium battery powered hybrid solar systems for applications in the telecommunications market and, in other markets, including military, EV charging, cogeneration, distributed power and uninterruptable power supply, today announced the closing of its previously announced public offering of 4,600,000 shares of its common stock at a public offering price of $0.40 per share, which include 600,000 shares sold upon full exercise of the underwriter’s option to purchase additional shares, for gross proceeds of $1,840,000, before deducting underwriting discounts and offering expenses.

The Company intends to use the proceeds from the offering for general corporate purposes, including working capital, research and development, capital expenditures and potential acquisitions.

ThinkEquity acted as sole underwriter for the offering.

The offering was made pursuant to an effective shelf registration statement that has been filed with the U.S. Securities and Exchange Commission (the “SEC”). The final prospectus supplement relating to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Polar Power, Inc.

Gardena, California-based Polar Power, Inc. (NASDAQ: POLA), is a technology company that designs, manufactures and sells direct current, or DC, power systems, lithium battery powered hybrid solar systems for applications in the telecommunications market and, in other markets, including military, EV charging, cogeneration, distributed power and uninterruptable power supply. Within the telecommunications market, Polar Power’s systems provide reliable and low-cost energy for applications for off-grid and bad-grid applications with critical power needs that cannot be without power in the event of utility grid failure. For more information, please visit www.polarpower.com or follow us on www.linkedin.com/company/polar-power-inc/.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding the offering, are forward-looking statements. These forward-looking statements are made as of the date they were first issued and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Polar Power’s control. Polar Power’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the risks related to the offering of the shares; adverse domestic and foreign economic and market conditions, including demand for its Summit Series, 27 kW DC generator product line; trade tariffs on raw materials; changes in domestic and foreign governmental regulations and policies; the impact of inflation and changing prices on raw materials; supply chain constraints causing significant delays in sourcing raw materials; labor shortages as a result of the pandemic, low unemployment rates, or other factors limiting the availability of qualified workers; and other events, factors and risks. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in Polar Power’s filings and reports with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2022 and supplemented by the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, as well as other filings and reports that are filed by Polar Power from time to time with the SEC. Polar Power anticipates that subsequent events and developments will cause its views to change and you should consider these factors in evaluating the forward-looking statements and not place undue reliance on such statements. Polar Power undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Polar Power’s views as of any date subsequent to the date of this press release.

Media and Investor Relations:

CoreIR

Peter Seltzberg, SVP Investor Relations and Corporate Advisory

+1 212-655-0924

PR@CoreIR.com

www.CoreIR.com

Company Contact:

Polar Power, Inc.

249 E. Gardena Blvd.

Gardena, CA 90248

Tel: 310-830-9153

ir@polarpowerinc.com

www.polarpower.com